Exhibit 10.8

SECOND AMENDMENT TO 2004 INCENTIVE STOCK OPTION PLAN

Broadcaster, Inc., a Delaware corporation (the “Corporation”), amends its 2004 Incentive Stock Option Plan (the “Plan”) as follows:

Article One, V, A is amended by changing the maximum number of shares of Common Stock to 10,500,000.  In all other respects, the Plan is ratified and confirmed.